EXHIBIT 10.1

LETTER AGREEMENT (MANDATE)
BETWEEN
METAL SANDS LIMITED
AND
AFRICA PACIFIC CAPITAL PTY LTD
DATED DECEMBER 23, 2005

AFRICA PACIFIC
CAPITAL

23 December 2005

STRICTLY PRIVATE & CONFIDENTIAL

The Directors
Metal Sands PLC
Level 11, 151 Macquarie Street
Sydney NSW 2000

Gentleman,

RE: Africa Pacific Capital Limited Mandate

1. Background

Africa Pacific Capital Pty Ltd ("APC") has been approached by Metal Sands Limited (MS or the Company) to provide general corporate & financial advice to further MS's business. It is envisaged that this will involve preparing the company for a listing on a recognized exchange. There is also the possibility of a sale to, or merger with, a third party company.

2. Role of APC

- APC will act as an advisor to MS and assist in the preparation of its pre-feasibility study and documentation relating to either listing or sale.
- If required, APC will conduct negotiations on behalf of MS with third parties who may be in a position to further the aims and objectives of the Company.
- APC will provide the services of Senior Executives to manage and assist in the delivery of the APC role with MS.
- APC will assist in reviewing the company's various future exploration and development assets in order that its strategic planning can be effectively based on the existing operations on the Scott Coastal Plain in Western Australia.
- APC will provide offices for two of the Directors of the Company.
- Assist the MS board on future issues relating to corporate restructuring in line with any proposed new acquisitions.
- Provide the Company with general management assistance on all matters as directed by the Managing Director.

Africa Pacific Capital Pty Limited ABN 46 116 586 287
Level 11, 151 Macquarie Street Sydney NSW 2000 Phone + 61 2 8298 2000 Fax + 61 2 8298 2020

3. Term

It is proposed that this mandate take affect from the 1st January 2006 and continue until the earlier of:

a) the maturity of Convertible Secured Notes currently being negotiated with RAB which is expected to be 30 September 2007or;
b) Listing or;
c) Sale.

4. Fees

APC proposes the following structure for its fees to be paid:

- Upon the signing a monthly retainer will be paid to APC of AUD$20,000 at the end of each month for the duration of the mandate.
- This fee has been calculated on the basis that APC will provide one senior executive in a supervisory role and another in a management role, each providing the equivalent of 1.5 days a week to the project.
- The fee also takes into account the provision of an office for a MS Director and a proportion of rent for the senior executives assigned to the project.
- APC reserves the right to re-negotiate this fee should time spent or space allocated change from the above.

5. Termination

Each party may terminate this agreement by providing 30 days notice in writing to the other party.

6. Expenses

All reasonable expenses in relation to this transaction will be to the account of MS and will be billed monthly in arrears. These will principally involve telephone, facsimile, entertainment, travel, accommodation and other sundry direct costs. No individual costs exceeding AUD$10,000 will be incurred by APC without the express permission of MS.

7. Indemnity

MS and its associates agree to indemnify APC, its associates, directors, agents, officers and employees from all costs associated with preparing, attending and/or defending any legal action arising out of this appointment, either as a result of APC's engagement or activities in connection with the appointment and MS waives any rights which it may now or in the future have against APC, its associates, directors, officers and employees but for this provision.

8. Condition Precedent

All terms and conditions of this agreement are subject to the performance of RAB Capital PLC subscribing for stg. 2,000,000 of Convertible Notes in Metal Sands Limited

This letter shall be governed and construed in accordance with the laws of New South Wales.

Yours sincerely
Africa Pacific Capital Pty Ltd

AG

Director

Accepted on behalf of Metal Sands Limited:

....
Mr Adrian Griffin
Director
28/3/06.

....
Trevor Jones
Director